  Exhibit 10.1
CONFIDENTIAL

STOCK PURCHASE AGREEMENT

by and between

ZOOM TELEPHONICS, INC.

and the

INVESTORS IDENTIFIED BELOW

W I T N E S S E T H:

WHEREAS, Zoom Telephonics, Inc., a Delaware corporation (“Zoom”), is seeking to raise up to $5,000,000 through the sale of shares (the “Common Stock Offering”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a per share purchase price equal to $1.10;

WHEREAS, the Company will provide certain registration rights to the investors participating in the Common Stock Offering (the “Investors”) as provided herein;

WHEREAS, Zoom has given each Investor the opportunity to conduct an independent investigation of the Company and ask pertinent questions regarding an investment in the Company, and officers of the Company have made themselves available to each Investor for such purposes; and

WHEREAS, with full consideration of the risk factors involved in an investment in the Company, each Investor desires to acquire the shares of Common Stock as provided herein.

1.          Purchase of Shares. On the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to sell to each Investor, and each Investor hereby agrees to purchase from the Company, that number of shares of Common Stock as set forth on the signature page for such Investor.

2.          Closing; Delivery of Shares.

(a)
Acceptance; Closing. The closing of the purchase and sale of the shares of Common Stock (the “Closing”) shall occur promptly following the execution of this Agreement. A given Investor’s purchase is conditioned upon the Company’s receipt of that Investor’s purchase price from that Investor as set forth on the signature page for such Investor (the “Purchase Price”) and approval of the issuance of the shares of Common Stock by the Company’s Board of Directors.

(b)
Form of Payment; Issuance of Certificate. At Closing, each Investor shall pay the Purchase Price for the shares of Common Stock to be issued and sold to it by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions. The Company shall deliver a stock certificate representing the Common Stock, to each Investor, against delivery of such Purchase Price, or shall deposit such shares electronically with DTC through its Deposit Withdrawal Agent Commission (DWAC) system based on instructions received by the applicable Investor.

(c)
Documents Received at Closing. At or prior to Closing, the Company shall have delivered to each Investor:

(i)
A certificate of good standing for the Company issued by the Secretary of State for the State of Delaware dated within the five (5) Business Days prior to the Closing.

(ii)
A certificate of the Secretary of the Company certifying that attached thereto are true and complete copies of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby.

(iii)
A legal opinion of counsel to the Company, in substantially the form attached hereto as Annex B.

3.          Representations and Warranties of the Investors. Each investor represents and warrants to the Company, only with respect to such Investor, as follows:

(a)
Accredited Investor. Such Investor is an “accredited investor” as defined under Rule 501 under the Securities Act of 1933 (the “Securities Act”). Such Investor has completed the accredited investor questionnaire attached hereto as Annex C and has provided true and accurate responses on such questionnaire.

(b)
Reliance on Exemptions. Such Investor understands that the shares of Common Stock are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the shares of Common Stock.

(c)
Residency. Such Investor is a resident of the jurisdiction set forth on such Investor’s signature page.

(d)
Investment. Such Investor is purchasing the shares of Common Stock for such Investor’s own account for investment and not with a view to the distribution or sale thereof. Such Investor is not acting as a nominee or agent for any other person and is not purchasing the shares of Common Stock for the account of any other person or other entity. Such Investor is not obligated to transfer the shares of Common Stock to any other person, nor does such Investor intend to sell, grant a participation in or otherwise distribute or dispose of the shares of Common Stock.

(e)
Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the shares of Common Stock. Such Investor has been given the opportunity to request and obtain any information necessary to fully evaluate the investment and has been furnished all information requested.

(f)
No Registration of Shares. Such Investor has been advised that the shares of Common Stock have not been registered under the Securities Act and may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

(g)
Legend. To the extent applicable, each certificate or other document evidencing any of the shares of Common Stock shall be endorsed with the legend in the form set forth below:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT AN EXEMPTION THEREFROM IS AVAILABLE.”

(h)
Authorization. Such Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Such Investor and constitutes a valid and legally binding obligation of Such Investor, enforceable in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(i)
Investor Sophistication and Ability to Bear Risk of Loss. Such Investor acknowledges that such Investor can bear the economic risk of investment in such securities for the foreseeable future without producing a material adverse change in such Investor’s financial condition, has no present need for liquidity in such investment and can afford a complete loss of such investment. Such Investor otherwise has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the shares of Common Stock.

(j)
Transfer or Re-sale. Such Investor understands that (i) the sale or re-sale of the shares of Common Stock has not been and is not being registered under the Securities Act or any applicable state securities laws, and the shares of Common Stock may not be transferred unless (a) such shares are sold pursuant to an effective registration statement under the Securities Act, or (b) such shares are sold or transferred pursuant to an exemption from such registration. In the event shares of Common Stock are sold or transferred pursuant to an exemption from registration, such Investor shall have delivered to the Company, at the cost of such Investor, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the shares of Common Stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration.

(k)
Information. Such Investor and its advisors, if any, have been furnished with materials relating to the business, finances and operations of the Company. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding any due diligence or other investigation or review by such Investor or its advisors, such Investor shall be entitled to rely upon all representations and warranties made by the Company.

(l)
Tax Matters. If any Investor is a pension plan, IRA or other tax-exempt entity, it is aware that it may be subject to federal income tax on any unrelated business taxable income from its investment in the Company.

4.          Representations and Warranties of the Company. The Company represents and warrants to each Investor that:

(a)          Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

(b)          Authorization. The Company has all requisite corporate power and authority to enter into and perform this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)          Issuance of Shares. The shares of Common Stock issuable hereunder are duly authorized and will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

(d)          No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Company’s Certificate of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries, is a party, or (iii) result in a violation of any material law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject.

(e)          Consents. Except for a Form D filing with the U.S. Securities and Exchange Commission (the “SEC”) and notice filings with applicable state securities regulators, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person or entity in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement, except for the Company’s obligations pursuant to Section 5.

(f)          No General Solicitation. Neither the Company nor any person or entity acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D as promulgated by the SEC under the Securities Act) in connection with the offer or sale of the shares of Common Stock hereunder.

(g)          No Integration. To the knowledge of the Company, the issuance of the shares of Common Stock to the Investors will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

(h)              No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(i) Equity Capitalization. As of April 26, 2019, the authorized capital stock of the Company consists of 25,000,000 shares of common stock, of which 16,162,181 shares are issued and outstanding, and 8,837,819 shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, common stock, and 2,000,000 shares of preferred stock, of which no shares are issued and outstanding. No shares of common stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable. Except for compensatory equity grants made to the Company’s officers, directors and consultants consistent with past practice and except as disclosed in in the reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein along with all statements, filings and exhibits filed pursuant to the registration requirements of the Securities Act, being hereinafter referred to as the “SEC Documents”): (i) none of the Company’s or any of its subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any of its subsidiaries; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries; (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (iv) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; and (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the shares of Common Stock hereunder.

(j) Indebtedness. Except as disclosed in the SEC Documents, including but not limited to the Company’s existing revolving line of credit with Rosenthal & Rosenthal, Inc., the balance on which may vary on a daily basis, neither the Company nor any of its subsidiaries has any outstanding Indebtedness (as defined below) “Indebtedness” of any person or entity means, without duplication, all indebtedness for borrowed money and all obligations evidenced by notes, bonds, debentures or similar instruments.

(k) Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, its common stock or any of the Company’s or its subsidiaries’ officers or directors which individually or in the aggregate would have a material adverse effect on the Company.

(l) SEC Filings. The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2018 (the “Company SEC Documents”). True, correct, and complete copies of all Company SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC (“EDGAR”). As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation. There are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents.

(m) Exemption from Registration; No Disqualification Events. Assuming the accuracy of the Investors’ representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the Common Stock by the Company to the Investors as contemplated hereby. With respect to the Common Stock to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

(n) Subsidiaries. Except for MTRLC LLC (“MTRLC”), the Company does not have any subsidiaries. The Company owns all of the outstanding equity interests in MTRLC. Except for the equity interests in MTRLC, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any corporation, limited liability company, partnership or other entity.

(o) Absence of Changes. Since December 31, 2018, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company and its sole subsidiary has been conducted in the ordinary course of business consistent with past practice and there has not been or occurred any event, fact, condition, or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise), or assets of the Company and its subsidiary, taken as a whole.

(p) Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to an Investor as a result of such Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Common Stock and each Investor’s ownership of the Common Stock purchased hereunder.

(q) Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Investor’s request.

(r) Compliance with Laws.  The Company and its subsidiary have complied, and are now complying, with all laws applicable to their respective businesses, properties or assets, including without limitation OFAC, the Money Laundering Laws and FCPA. Neither the Company nor any subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate (such term “affiliate” as used in this Agreement, shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person, as defined under Rule 405 under the Securities Act) of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The operations of the Company and its subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. Neither the Company nor its subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or its subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or its subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

(s) Related Party Transactions. Except as disclosed in the Company SEC Documents, there are, and since January 1, 2018, there have been, no contracts, transactions, arrangements, or understandings between the Company or its subsidiary, on the one hand, and any affiliate (including any director, officer, or employee) thereof or any holder of 5% or more of the shares of Common Stock, but not including any wholly-owned subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company's Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

(t) Intellectual Property. The Company and its subsidiary have, or have rights to use under license, all patents, patent applications, trademarks (whether registered or unregistered), trademark applications, service marks (whether registered or unregistered), trade names (whether registered or unregistered), trade secrets, trade dress (whether registered or unregistered), inventions, know-how, processes, formulas, recipes, methods of manufacture, data, copyrights, works of authorship, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Company SEC Documents (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor its subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor its subsidiary has received, since December 31, 2018, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any person. To the knowledge of the Company, all such Intellectual Property Rights are valid and enforceable, and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its subsidiary have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

(u) Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the shares of Common Stock hereunder, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

5.           Registration Rights.

(a)            Registration. No later than thirty (30) days after the date on which the Company has closed on an aggregate of at least $4,000,000 in the Common Stock Offering (the “Closing Date”), the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement (“Registration Statement”) covering the resale of all of the shares of Common Stock sold in the Common Stock Offering (the “Registrable Securities”) for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act. For purposes of this Agreement, any substitute or replacement registration statement shall mean the Registration Statement. The Registration Statement filed hereunder shall be on Form S-1. The Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act not later than 180 days after the Closing Date. The Company shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the earliest of: (i) such time as all Registrable Securities covered by such Registration Statement have been sold, thereunder or pursuant to Rule 144, (ii) such time after the expiration of the Lock Up Period and all Registrable Securities covered by such Registration Statement (other than Registrable Securities held by persons who are affiliates of the Company) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, or (iii) the five (5) year anniversary of the Closing Date (such period, the “Effectiveness Period”). The Company shall promptly notify each Investor of the effectiveness of a Registration Statement. In the event that, following the five (5) year anniversary of the Closing Date, the Investors hold at least the lesser of (x) an aggregate of $1,000,000 of Registrable Securities and 909,000 shares of Common Stock (subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events), Zulu may request that the Company file a replacement Registration Statement for any such remaining Registrable Securities on the terms set forth in this Section 5, which the Company shall file within thirty (30) days after such request and use its commercially reasonable to cause to become effective as promptly as practicable after such filing, provided that the Effectiveness Period for any such replacement Registration Statement shall not extend beyond the thirty (30) month anniversary of the date when such Registration Statement becomes effective.

(b)             Limitation of Registration. Notwithstanding the registration obligations set forth in Section 5(a), if the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each Investor thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-1 or such other form as is available to register for resale the Registrable Securities as a secondary offering.

(c)                    Indemnification.

(i)       Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, shareholders, partners, employees, successors and assigns, against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto, to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (1) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; (2) any breach or violation of this Agreement by the Company; or (3) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investors or any such controlling person in writing specifically for use in such Registration Statement or prospectus.

(ii)          Indemnification by Investor. Each Investor, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders, partner, representatives and each person who controls the Company (within the meaning of the Securities Act) against any Claims resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or prospectus or amendment or supplement thereto. In no event shall the aggregate liability under this Section 5 of any such Investor be greater in amount than the dollar amount of the proceeds (net of all underwriting fees, commissions and selling expenses, all expenses paid by such Investor in connection with any claim relating to this Section 5(c) and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(iii)          Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(iv)          Contribution. If for any reason the indemnification provided for in the preceding paragraphs (i) and (ii) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the aggregate liability under this Section 5(iv) of the holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all underwriting fees, commissions and selling expenses, all expenses paid by such holder in connection with any claim relating to this Section 5(c) and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

(d)            Obligations of each Investor. It shall be a condition precedent to the obligations of the Company to register the shares of Common Stock purchased pursuant to this Agreement with respect to any Investor that such Investor furnish to the Company such information regarding the Investor, the shares of Common Stock purchased pursuant to this Agreement and the intended method of disposition of the shares of Common Stock purchased pursuant to this Agreement as shall be reasonably required to effect the registration of the shares of Common Stock purchased pursuant to this Agreement and shall execute such documents and agreements in connection with such registration as the Company may reasonably request. Each Investor shall cooperate as reasonably requested by the Company in connection with the preparation of the registration statement with respect to such registration, and for so long as the Company is obligated to file and keep effective such registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding the Investor and its plan of distribution of the Registrable Securities included in such registration as may be reasonably necessary to enable the Company to prepare such registration statement, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith. At least ten (10) Business Days (as hereinafter defined) prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor (the “Requested Information”) to have the shares of Common Stock purchased pursuant to this Agreement included in the Registration Statement. If within one (1) Business Day of the filing date the Company has not received the Requested Information from any Investor, then the Company may file the Registration Statement without including the shares of Common Stock purchased pursuant to this Agreement by such Investor. Each Investor shall furnish to the Company or the underwriter, as applicable, such information regarding such Investor and the distribution proposed by it as the Company may reasonably request in connection with any registration or offering referred to in this Section 5. For the purposes of this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the Commonwealth of Massachusetts.

(e)            Expenses of Registration. In connection with any and all registrations pursuant to this Agreement, all expenses other than underwriting discounts and commissions incurred in connection with registration, filings or qualifications, including, without limitation, all registration, listing, filing and qualification fees, printing and accounting fees and costs, the fees and disbursements of counsel for the Company shall be borne by the Company.

(f)                Reports Under the Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the security holders to sell securities of the Company to the public without registration (“Rule 144”), the Company shall at all times:

(i)           make and keep public information available, as those terms are understood and defined in Rule 144; and

(ii)
file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

(g)                Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company agrees to the following:

(i)
Not less than five (5) trading days prior to the filing of each Registration Statement and not less than one (1) trading day prior to the filing of any related prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (A) furnish to each Investor copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Investors, (B) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Investor, to conduct a reasonable investigation within the meaning of the Securities Act and (C) deliver to such each Investor an accountant’s cold comfort letter and opinion of counsel to the Company in a form customary for underwritten registrations.

(ii)
The Company shall not file a Registration Statement or any such prospectus or any amendments or supplements thereto to which the holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) trading days after the Investors have been so furnished copies of a Registration Statement or one (1) trading day after the Investors have been so furnished copies of any related prospectus or amendments or supplements thereto.

(iii)
The Company shall (A) prepare and file with the SEC such amendments, including post-effective amendments, to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (B) cause the related prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (C) respond as promptly as reasonably possible to any comments received from the SEC with respect to a Registration Statement or any amendment thereto, and (D) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Investors thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(iv)
If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(v)
The Company shall notify the holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (C) through (F) hereof, be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (A)(1) below, not less than one (1) trading day prior to such filing) and (if requested by any such person) confirm such notice in writing no later than one (1) trading day following the day (A) (1) when a prospectus or any prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (2) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement, and (3) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information, (C) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (E) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, prospectus or other documents so that, in the case of a Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (F) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or prospectus, provided, however, in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its subsidiaries.

(vi)
The Company shall use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable time.

(vii)
Subject to the terms of this Agreement, the Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling Investors in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 5(g)(v).

(viii)
If requested by an Investor, the Company shall cooperate with such Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Investor may request.

(ix)
The Company may require each selling Investor to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Investor and, if required by the SEC, the natural persons thereof that have voting and dispositive control over the shares and the status of Investor as, or affiliation of Investor with, a broker-dealer.

6.            Lock Up Agreement.

(a)           Except as stated in 6(b) below, during the period commencing on the date hereof and ending on the thirty (30) month anniversary of the date hereof (such period, the “Lock Up Period”), each Investor acknowledges and agrees that it will not (1) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, pledge, hypothecate, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, the shares of Common Stock purchased by such Investor pursuant to this Agreement; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock purchased by such Investor pursuant to this Agreement, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the shares of Common Stock, in cash or otherwise, at any time when the Registration Statement is effective. Except as stated in 6(b) below, each Investor further agrees not to enter into any Private Transaction (as defined below) involving the shares of Common Stock purchased pursuant to this Agreement unless the proposed transferee agrees to be bound by all the provisions in this Section 6 prior to any such Private Transaction. Any waiver or termination by the Company of the requirements of this Section 6 shall apply to all Investors, pro rata, based on the number of shares of Common Stock purchased by such Investor in the Common Stock Offering. “Private Transaction” means any privately negotiated sale of shares of Common Stock by an Investor that is not effected pursuant to a Registration Statement.

(b)           Notwithstanding anything to the contrary contained herein, the lock-up restrictions contained in this Section 6 shall not apply in the following circumstances:

(i)
The transfer of the shares of Common Stock purchased pursuant to this Agreement to any Permitted Transferee; provided, however, that such Permitted Transferee agrees in writing to be subject to the restrictions of this Section 6. “Permitted Transferee” means (i) an affiliate (within the meaning of Rule 12b-2 under the Exchange Act) of an Investor, (ii) any executor, administrator or testamentary trustee of an Investor’s estate if such Investor dies, (iii) any person or entity receiving the shares of Common Stock purchased pursuant to this Agreement by an Investor by will, intestacy laws or the laws of descent or survivorship, (iv) any trust (including without limitation an inter vivos trust), partnership or limited liability company for the direct or indirect benefit of any Investor and/or the immediate family of such Investor for estate planning purposes of which there are no principal beneficiaries other than an Investor or one or more family members of such Investor, or (v) any corporation, partnership, limited liability company or similar entity controlled by such Investor and of which there are no principal beneficiaries or owners other than such Investor or one or more family members of such Investor.

(ii)
After the six (6) month anniversary of the Closing, each Investor may offer, sell, contract to sell, pledge or otherwise dispose of shares of Common Stock purchased hereunder (subject to restrictions under applicable law, including the Exchange Act and Rule 144), provided that (i) the aggregate sales by each Investor on any given trading day shall not exceed the highest of (A) seven percent (7%) of the average daily trading volume of the Common Stock from the preceding five (5) trading days, (B) seven percent (7%) of the average daily trading volume of the Common Stock from the date of such sale and the preceding four (4) trading days, or (C) the amount of shares such Investor would have been permitted to sell pursuant to the applicable limitations of Rule 144, including if applicable the volume limitation, had the Registration Statement not been effective, and (ii) the aggregate sales by each investor during any six (6) month period shall not exceed twenty-five percent (25%) of the Common Stock originally purchased by such Investor hereunder.

(iii)
Any Private Transaction of at least 100,000 shares of Common Stock (subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events) by any Investor or of shares of Common Stock for a gross purchase price of at least $100,000 to a single entity or to a broker for at most two entities.

(iv)
Sales made by Investors during any period when the last reported sale price of the Common Stock on the applicable trading market is at least $4.00 (subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events).

(v)
Sales made by Investors in connection with any third party tender offer, merger or similar transaction effected by third party that results or is intended to result (in any one or series of transactions) in a change in control of the Company, issuer tender offer, liquidation, or in the event the Common Stock is no longer registered pursuant to Section 12 of the Securities Exchange Act.

(c)           The Company agrees that any other selling stockholders whose securities are registered on the Registration Statement shall agree to lock-up restrictions that are consistent in all respects with the restrictions contained in this Section 6 with respect to all shares of Common Stock held by such stockholders.

7.          Board Composition. The Company agrees to appoint Jeremy Hitchcock and one person designated by Zulu Holdings LLC (“Zulu”) and approved by the Board of Directors of the Company (the “Joint Designee” and, together with Mr. Hitchcock, the “Board Designees”) to the Board of Directors and agrees to cause to be created vacancies for such purpose, to the extent necessary; provided, however, that no such appointment of the Joint Designee shall be required unless such Joint Designee shall be qualified and suitable to serve as a member of the Board of Directors under all applicable legal, regulatory and stock market requirements; and provided, further, that no such appointments shall be required to be maintained upon Zulu ceasing to own at least eight percent (8%) of the outstanding shares of Common Stock of the Company on a fully diluted basis. As soon as is reasonably practicable following the Closing, the Company agrees to appoint Jeremy Hitchcock and Jonathan Seelig, as the Joint Designee, if each of them remains willing, and agrees to cause to be created vacancies for such purpose. In the event that either Jeremy Hitchcock or Jonathan Seelig is unwilling or unable to serve as a Joint Designee, then the Company shall appoint a replacement Board Designee that is designated by Zulu, subject to the approval of a majority of the independent members of the Board of Directors of the Company other than the Board Designees, replacement Board Designees, officers of the Company, and representatives, designees or affiliates of beneficial owners of more than 5% of the then outstanding Common Stock. The Company further agrees to appoint Mr. Hitchcock to the Nominating Committee of the Board of Directors for so long as he remains a member of the Board of Directors, and to cause the Nominating Committee to hold regular meetings during such period.

8.          Covenants.

(a) During the Lock Up Period, the Company shall not designate or issue any class or series of capital stock with rights or preferences superior to the Common Stock without the prior written consent of Zulu, provided that nothing in this Section 8(a) shall prohibit the Company from designating and issuing shares of preferred stock (i) solely for purposes of imposing a beneficial ownership limitation on certain investors, (ii) with equal voting and economic rights to the Common Stock, and (iii) that specifically exempt any shares of Common Stock (as well as any securities designated or issued pursuant to stock splits, stock dividends, recapitalizations and similar events) held by Zulu from such beneficial ownership limitation.

(b) The Company agrees to use its commercially reasonable efforts to list its shares on the New York Stock Exchange, the Nasdaq Stock Market or another securities exchange approved by Zulu, provided that under no circumstances shall the Company be required to conduct a reverse split in order to effect such a listing, and shall have no obligation to list on any exchange until it otherwise meets all applicable quantitative standards with respect to such exchange.

(c) The Company agrees to use its reasonable best efforts to enter into negotiations with Motorola to extend the Company’s existing licensing agreement with Motorola on terms reasonably satisfactory to the Company.

(d) The Company agrees that the Jeremy Hitchcock may visit the company at least once every two (2) months and meet with the Company’s Chief Executive Officer and/or President on such visits.

(e) The Company agrees that so long as the Company is required to appoint the Board Designees, the Company shall deliver to Zulu monthly flash reports to the extent the Company prepares such reports in the ordinary course of business and other existing documents relating to the Company’s financial condition, business, prospects, or corporate affairs as reasonably requested by Zulu.

(f) During the Lock Up Period,1 if the Company proposes to issue Common Stock or common stock equivalents for cash consideration of $500,000 or greater, in one or more transactions, with the primary purpose of raising capital (each, a “Subsequent Financing”), Zulu shall have the right to participate in each such Subsequent Financing in an amount necessary to maintain Zulu’s pro-rata ownership of the Company (calculated on a fully-diluted basis) on the same terms, conditions and price provided for in such Subsequent Financing (the “Participation Rights”). The Company will provide Zulu written notice (the “Subsequent Financing Notice”) detailing the terms of the Subsequent Financing at least ten (10) trading days prior to the closing of a Subsequent Financing. Zulu will have the option to participate in each Subsequent Financing for a period commencing on the date the Subsequent Financing Notice is received by Zulu and ending on the date that is five (5) trading days prior to the closing of a Subsequent Financing. Without first complying with the foregoing provisions, the Company may conduct a Subsequent Financing as long as the Company, within five (5) Business Days following the closing of such Subsequent Financing, offers to sell an additional amount of Common Stock or common stock equivalents to Zulu on the same terms and conditions as issued to those participants in the Subsequent Financing, in an amount and manner which provides Zulu with the same purchase price (subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events) and rights as were provided to other Investors in such Subsequent Financing, and after giving effect to such sale to Zulu, results in Zulu having the same pro rata holding of Common Stock or common stock equivalents of the Company held by Zulu immediately prior to such Subsequent Financing.

9.          Use of Proceeds. The Purchase Price received by the Company pursuant hereto may be used for working capital and other general corporate purposes, which may include, among other things, working capital, product development, acquisitions, capital expenditures, and other business opportunities. Notwithstanding the foregoing, within ninety (90) days of the date hereof, the Company and Zulu shall each use commercially reasonable efforts to agree on an investment plan detailing the use of the Purchase Price proceeds received hereunder and other investments contemplated by the Company. In addition, subject to the Company and Minim Inc. (“Minim”) reaching agreement on costs, selling price, revenue sharing, product features/functions, timing, and commercial terms, and subject to acceptable test performance results, the Company will use its commercially reasonable efforts to incorporate Minim value-add software capability into one or more Motorola branded DOCSIS gateways or routers to be sold into each of the E/Retail and Service Provider channels and to use a portion of the Purchase Price received hereunder for such purpose.

10.          Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto, and their heirs, beneficiaries, successors, assignees and legal representatives, as may be applicable. Zulu and Jeremy Hitchcock are intended third party beneficiaries of this Agreement and may each enforce the Agreement as if they were originally a party to this Agreement.

11.          Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Company and each Investor and their respective successors and assigns. Notwithstanding the foregoing, the registration rights provided in Section 5 are personal to the Investors and the board composition rights provided in Section 7 are personal to Zulu, and in each case are not transferable without the prior consent of the Company. Any transfer of such rights without the consent of the Company shall be void.

12.          Entire Agreement. This Agreement is the complete and entire understanding between the parties as to the transactions contemplated hereby, and supersedes all prior agreements with respect thereto. This Agreement may be executed in any number of counterparts and may not be altered or amended other than by written agreement signed by all the parties hereto.

13.          Amendments, Waivers and Consents. Any provision in this Agreement to the contrary notwithstanding, amendments to, changes in or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company shall obtain consent thereto in writing from Investors purchasing at least a majority of the shares of Common Stock sold in the Common Stock Offering.

14.          Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware. The parties (a) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the State of Delaware, (b) waive any objection which such party may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the State of Delaware in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the State of Delaware. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

15.          Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and for a period of eighteen (18) months following the Closing, provided that all covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period of time explicitly specified therein.

16.          Interpretation. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
17.          Confidential Information. The information contained in this Agreement is confidential and proprietary to the Company and is being submitted to prospective investors in the Company solely for such investors’ confidential use with the express understanding that, without the prior express written permission of the Company, such persons will not release this Agreement, discuss the information contained herein or use this Agreement for any purpose other than evaluating a potential investment in the Company through the purchase of shares of Common Stock. A prospective investor, by accepting delivery of this Agreement, agrees to promptly return to the Company this Agreement and any other documents or information furnished by the Company if (a) the prospective investor elects not to purchase the shares of Common Stock offered hereby, (b) the prospective investor’s proposed purchase of Common Stock is not accepted by the Company, or (c) the offering of the shares of Common Stock is terminated or withdrawn.

[Signature page follows]

1 Note to Draft: Zulu proposed the last sentence of this paragraph as a compromise for having this period be the Lock Up Period and that was accepted by the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date provided below.

ZOOM TELEPHONICS, INC.

By:
Name: Frank B. Manning
Title: Chief Executive Officer and Acting Chief Financial Officer

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

4841-8309-9283.5

Annex A
Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Stock Purchase Agreement dated as of May __, 2019 (the “Agreement”), with the undersigned, Zoom Telephonics, Inc., a Delaware corporation (the “Company”), in or substantially in the form furnished to the undersigned and (ii) purchase the shares of Common Stock as set forth below, hereby agrees to purchase such shares of Common Stock from the Company as of the Closing Date and further agrees to join the Stock Purchase Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations of the Investors in the Agreement and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

Name of Investor:

If an entity:

Print Name of Entity:

By:
Name:
Title:

If an individual:

Print Name:

Signature:

If joint individuals:

Print Name:

Signature:

All Investors:

Address:

Telephone No.:

Facsimile No.:

Email Address:

Taxpayer ID Number:
(SSN for individuals)

The Investor hereby elects to purchase ________ Shares (to be completed by Investor) at a purchase price of $1.10 per Share under the Agreement at a total Purchase Price of $______ (to be completed by Investor)